Exhibit 10.12

THIS SENIOR SECURED CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES INTO WHICH IT MAY BE CONVERTED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR SUCH LAWS COVERING THE TRANSFER OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

HEALTHLYNKED CORP.

SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

ORIGINAL PRINCIPAL AMOUNT: $210,526.32	DATE: September 19, 2024
ORIGINAL ISSUE DISCOUNT: 5%	PURCHASE PRICE: $200,000.00

FOR VALUE RECEIVED, the undersigned, HealthLynked Corp., a Nevada corporation (the “Company”), promises to pay to the order of the Mary S. Dent Gifting Trust, or its registered assigns (the “Holder”), the principal amount set forth above as the Original Principal Amount (as reduced pursuant to the terms hereof pursuant to scheduled payment, redemption or otherwise, the “Principal”) plus simple interest (“Interest”) at a fixed rate equal to the Applicable Rate retroactive to September 10, 2024 (the “Advance Date”). Interest shall be calculated on the basis of actual number of days elapsed over a year of three hundred sixty-five (365) days and shall accrue from the date of this Senior Secured Convertible Promissory Note (this “Note”) until this Note is paid in full or otherwise converted pursuant to the provisions hereof. All payments received by the Holder hereunder will be applied first to costs of collection, if any, then to Interest and the balance to principal.

Unless converted pursuant to the provisions hereof, payments of Principal, Interest and other amounts due hereunder will be made by check in immediately available United States funds sent to the Holder at the address furnished to the Company for that purpose.

This Note is being issued pursuant to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated of even date herewith, by and between the Company and the Holder. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject to and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Defined Terms. As used in this Note, the following terms shall have the meanings set forth below:

“Applicable Rate” means twelve percent (12%) per annum, which shall increase to an annual rate of eighteen percent (18%) per annum for so long as any Event of Default remains uncured.

“Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of New York.

“Conversion Shares” means (i) in respect of an Optional Conversion Event, shares of the Company’s then-most senior equity security, and (ii) in respect of an Automatic Conversion Event, shares of the Common Stock (as defined below).

“Equity Financing” means a bona fide transaction or series of transactions with the principal purpose of raising capital, pursuant to which the Company issues and sells shares of its stock at a fixed valuation, including but not limited to, a pre-money or post-money valuation.

“Original Issue Discount” means the original discount of 5% of the Original Principal Amount of the Note. The Holder shall be entitled to deduct the Original Issue Discount from the gross proceeds of the Original Principal Amount when the Note is issued.

“Qualified Equity Financing” means an Equity Financing with at least $10,000,000 of aggregate proceeds resulting therefrom (excluding, for the avoidance of doubt, the conversion of the Note in connection therewith).

“Total Loan Amount” means, as of a particular time, the entire outstanding Principal amount and accrued unpaid Interest on this Note.

2. Maturity Date. Subject to the conversion provisions in Section 3 below, the Original Principal Amount (as reduced pursuant to the terms hereof and pursuant to scheduled payment, redemption or otherwise) and accrued Interest on this Note shall be due and payable on March 10, 2025 (the “Maturity Date”).

3. Note Conversion.

3.1. Conversion Events. Subject to the terms and conditions of this Note and applicable securities laws, the Company and the Holder hereby agree as follows:

3.1.1 Holder Conversion Option. Subject to Section 3.1.2 below, the Holder shall have the right and option, exercisable in its sole discretion at any time prior to the Maturity Date, to convert the Total Loan Amount into an amount of Conversion Shares equal to the Total Loan Amount divided by $0.0486 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization with respect thereto) (an “Optional Conversion Event”). The Holder shall provide the Company with at least ten (10) Business Days’ written notice of its election to exercise optional conversion in accordance with the terms of this Section 3.1.1 (an “Optional Conversion Event Notice”).

3.1.2 Automatic Conversion. Notwithstanding the foregoing Section 3.1.1:

3.1.2.1 In the event the Company consummates a Qualified Equity Financing on or prior to the Maturity Date, then, on the date of the consummation of such Qualified Equity Financings, the Total Loan Amount shall automatically, and without any further action from the Company or the Holder (except for the applicable obligations of Section 3.2 below), be converted into an amount of Conversion Shares equal to the Total Loan Amount divided by $0.0486 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or similar recapitalization with respect thereto), provided that the Holder may, at its option, demand cash payment in lieu of conversion.

3.1.2.2 Any conversion of the Total Loan Amount pursuant to the terms of this Section 3.1.2 shall hereinafter be referred to as an “Automatic Conversion Event”, and together with Optional Conversion Events, each a “Conversion Event”. The Company shall provide the Holder with at least five (5) Business Days’ written notice prior to the occurrence of an Automatic Conversion Event (together with Optional Conversion Event Notices, each a “Conversion Event Notice”).

3.2. Mechanics and Effect of Conversion.

3.2.1 Upon delivery or receipt, as applicable, of a Conversion Event Notice, the Company shall take all such actions as may be necessary to ensure that, by the end of the ten (10) Business Day period contemplated thereby, (i) the Company has sufficient authorized Conversion Shares to be issued upon the occurrence of the applicable Conversion Event and (ii) the Conversion Shares are not issued in violation of (x) any applicable law or regulation or (y) any of the organizational documents of the Company or any of the shareholders’ agreements to which the Company is party. For the avoidance of doubt, the actions to be taken pursuant to this Section 3.2.1 shall include, without limitation, amending the Articles of Incorporation to increase the Company’s authorized shares of Common Stock (the “Articles Amendment”) and obtaining all such consents and authorizations of the Board of Directors of the Company and the applicable stockholders of the Company necessary to give effect to the Articles Amendment and the issuance of the Conversion Shares pursuant to the terms herein.

3.2.2 No fractional shares of the Company’s capital stock shall be issued upon conversion of this Note. In lieu of the Company issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder in cash the amount of outstanding principal and accrued Interest that is not so converted. Upon the conversion of this Note pursuant to this Section 3, the Holder shall surrender this Note, duly endorsed, at the principal office of the Company, and simultaneously, at its expense, the Company shall, in exchange for such Note, issue and deliver to the Holder at the Holder’s address or if no such address appears or is given, at such principal office of the Company, a certificate or certificates for the number of Conversion Shares to which the Holder shall be entitled upon such conversion, together with any other securities and property to which the Holder is entitled upon conversion of this Note, including a check payable to the Holder for any cash amounts payable in lieu of fractional shares as described above. Upon conversion of this Note pursuant to this Section 3, the Company shall be released from all its obligations and liabilities under this Note.

4. Events of Default. Upon the occurrence and during the continuance of an Event of Default, the Holder shall be entitled, by written notice to the Company, to declare this Note to be, and upon such declaration this Note shall be and become, immediately due and payable, in addition to any other rights or remedies the Holder may have under applicable law, that certain Security Agreement (the “Security Agreement”), dated of even date herewith, by and between the Company and the Holder or the provisions of this Note. The occurrence of any of the following events shall constitute an “Event of Default”:

4.1. a material event of default by the Company under any other agreement of the Company in respect to any indebtedness or guaranty of the Company and the Company’s failure to cure such material event of default within any applicable notice or cure period, and such material event of default is not waived;

4.2. default in the payment of principal of the Note or accrued Interest thereon when due and the Company’s failure to cure such default within ten (10) days of written notice thereof;

4.3. any representation or warranty made by the Company in the Transaction Documents is false, incorrect, incomplete or misleading in any material respect when made;

4.4. the Company fails to observe or perform any covenant, obligation, condition or agreement contained in the Transaction Documents and such failure shall continue for ten (10) days after the Company’s receipt of the Holder’s written notice of such failure;

4.5. any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary;

4.6. the institution by the Company of proceedings to be adjudicated as bankrupt or insolvent, or the consent by the Company to institution of bankruptcy or insolvency proceedings against the Company under any federal or state law, or the consent by the Company to or acquiescence in the filing of any petition relating thereto, or the appointment of a receiver, liquidator, assignee, trustee or other similar official of the Company, or of any substantial part of its property, or the making by the Company of an assignment, for the benefit of creditors, or the admission by the Company in writing of its inability to pay its debts generally as such debts become due;

4.7. commencement of proceedings against the Company seeking any bankruptcy, insolvency, liquidation, dissolution or similar relief under any present or future statute, law or regulations which proceedings shall not have been dismissed or stayed within sixty (60) days of commencement thereof, or the setting aside of any such stay of any such proceedings, or the appointment without the consent or acquiescence of the equity holders of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial portion of the properties of the Company which appointment shall not have been vacated within sixty (60) days thereof;

4.8. the Company ceases to carry on and operate its business for a period of ten (10) days after the Company’s receipt of the Holder’s written notice of such failure to carry on or operate the business;

4.9. a final judgment for the payment of money in excess of $250,000 is outstanding against the Company (which judgment is not covered by insurance policies as to which liability has been accepted by the insurance carrier) and such judgement is not, within thirty (30) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgement is not discharged prior to the expiration of any such stay; or

4.10. any other event or circumstance that results in a Material Adverse Effect in respect of the Company, as reasonably determined in good faith by the Holder, and such event or circumstance shall continue for ten (10) days after the Company’s receipt of the Holder’s written notice of such event or circumstance.

5. Interest. Interest shall accrue on the outstanding Principal at the Applicable Rate from the Advance Date. Interest shall be calculated on the basis of a 365-day year and the actual number of days elapsed since the Advance Date, to the extent permitted by applicable law.

6. Security. The obligations of the Company under this Note are secured by the collateral identified in the Security Agreement. The Company agrees that at its sole cost and expense, the Company will maintain the security interest created by the Security Agreement in the collateral identified in the Security Agreement (the “Pledged Collateral”) as a perfected First Priority security interest. “First Priority” means, with respect to any lien purported to be created in any Pledged Collateral pursuant to this Agreement, such lien is the most senior lien to which such Pledged Collateral is subject. The Company shall not grant any other liens on the Pledged Collateral without the prior written consent of the Holder.

7. No Prepayment. The Company may not prepay, prior to the Maturity Date, the Note (in whole or in part) without the prior written consent of the Holder, which may be withheld or granted in the Holder’s sole discretion.

8. Waiver of Notice; Fees. The Company hereby waives notice, presentment, protest and notice of dishonor. Other than pursuant to a writing by the Holder, no failure to exercise any right of the Holder with respect to this Note, nor any delay in, or waiver of, the exercise thereof, shall impair any such right or be deemed to be a waiver thereof. If the Holder is required to commence legal proceedings, process or incur any other cost to collect amounts due and payable hereunder or to enforce its rights under this Note, the Company shall be liable to pay or reimburse the Holder for all reasonable costs and expenses incurred in connection with the collection of such amounts and any such legal proceedings, including, without limitation, attorneys’ fees.

9. Miscellaneous.

9.1. No Assignment by Company. The Company may not assign its rights or delegate any obligations hereunder without the prior written consent of the Holder.

9.2. Successors and Assigns. Subject to the exceptions specifically set forth in this Note, the terms and conditions of this Note shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successors and assigns of the parties.

9.3. Loss or Mutilation of Note. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, together with indemnity reasonably satisfactory to the Company, in the case of loss, theft or destruction, or the surrender and cancellation of this Note, in the case of mutilation, the Company shall execute and deliver to the Holder a new note of like tenor and denomination as this Note. Principal is payable only to the registered Holder of the Note.

9.4. Noteholder Not Stockholder. This Note does not confer upon the Holder any right to vote or to consent to or to receive notice as a stockholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a stockholder, prior to the conversion hereof.

9.5. Governing Law. This Note shall be governed by and construed under the laws of the State of Nevada, without giving effect to conflicts of laws principles, provided that any disputes arising under this Note shall be subject to the exclusive jurisdiction of the courts located in Collier County, Florida.

9.6. Notices. Any notice, request or other communication required or permitted hereunder shall be given as set forth in the Purchase Agreement.

9.7. Waiver and Amendment. Any term of this Note may be amended or terminated and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder. No waivers of or exceptions to any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision. Any waiver or amendment effected in accordance with this Section 8.7 shall be binding upon the Holder at the time outstanding, each future holder of this Note, and the Company. The Holder acknowledges that by the operation of this Section 8.7, the Holder will have the right and power to diminish or eliminate all rights of the Holder under this Note.

9.8. Usury. It is expressly agreed and provided that the total liability of the Company under this Note for payments in the nature of Interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under this Note exceed such Maximum Rate. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Holder with respect to indebtedness evidenced by this Note, such excess shall be applied by the Holder to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Holder’s election.

9.9. Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

9.10. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

9.11. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

9.12. Electronic Delivery. An executed copy of this Note may be delivered by facsimile or similar electronic transmission device (including signature via DocuSign or similar services) pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes.

(Signature Page Follows)

IN WITNESS WHEREOF, the undersigned has caused this Senior Secured Convertible Promissory Note to be signed in its name as of the date first set forth above.

COMPANY:

HealthLynked Corp.

By:	/s/ David Rosal
Name:	David Rosal
Title:	CFO

Address:	1265 Creekside Parkway, Suite 302, Naples FL 34108
Attn: David Rosal
Email: drosal@healthlynked.com

IN WITNESS WHEREOF, the undersigned has caused this Senior Secured Convertible Promissory Note to be signed in its name as of the date first set forth above.

HOLDER:

The Mary S. Dent Gifting Trust

By:	/s/ Dr. Michael Dent
Name:	Dr. Michael Dent
Title:	Trustee

Address:	28861 Cavell Terrace Naples, FL 34119
Attn: Dr. Michael Dent, Trustee
Email: mdent1@comcast.net